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                                                                 EXHIBIT 10.12


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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.
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                        AGREEMENT FOR CONSULTING SERVICES


         This Agreement is made by and between Focal, Inc., a Delaware corporation, (the "Company") and Marvin J. Slepian, M.D. (the "Consultant") as of January 1, 2000.

         1. SERVICES. The Consultant shall provide to the Company the services set forth in Exhibit A hereto in accordance with the terms and conditions contained in this Agreement.

         2. TERM. The term of this Agreement is for seven (7) years, from January 1, 2000 to December 31, 2006. Upon expiration or any termination of this Agreement, all rights and obligations of the parties shall terminate; provided, however, that (a) such expiration or termination shall not relieve either party of any obligations accrued prior thereto, and (b) Paragraphs 2, 5, 6 and 8 shall continue in effect.

         3. CONSIDERATION FOR SERVICES RENDERED. In exchange for the Consultant's providing the services as described herein, the Company shall pay the Consultant the amount set forth in paragraph 4 of Exhibit A. In addition, the Company shall reimburse the Consultant for all expenses approved in writing by the Company including, without limitation, travel.

         4. NATURE OF RELATIONSHIP. The Consultant is an independent contractor and will not act as an agent nor shall he be deemed an employee of the Company for any purposes, including without limitation any employee benefit programs, income tax withholding, FICA taxes, unemployment benefits or otherwise. The Consultant shall not enter into any agreement or incur any obligations on the Company's behalf, or commit the Company in any manner whatsoever, without the Company's prior written consent.

         5. INVENTIONS, PATENTS AND TECHNOLOGY. The Consultant shall promptly and fully disclose and assign and transfer to the Company any and all inventions, improvements, discoveries, developments, original works of authorship, trade secrets, or other intellectual property which relate directly to current active projects of the Company within the field of ectoluminal sealing and which are conceived, developed or reduced to practice by the Consultant at the Company's request in the course of his performance of the services performed for the Company hereunder ("Proprietary Information"). Proprietary Information shall be considered Company Information as defined in Paragraph 6 hereinbelow, and treated accordingly by the parties. The Company shall be the sole owner of all right, title and interest in and to any and all Proprietary Information. Consultant shall execute any and all documentation requested by the Company in connection with the foregoing.

         6. CONFIDENTIALITY. The Consultant agrees that he shall not use (except for the Company's benefit) or divulge to anyone, either during the term of this Agreement or for five (5) years thereafter, any of the Company's trade secrets or other confidential or proprietary data or information of any kind whatsoever ("Company Information") acquired by the Consultant in carrying out the terms of this Agreement. The Consultant further agrees that upon the expiration or any termination of this Agreement, he will turn over to the Company, or make such disposition thereof as may be directed or approved by the Company, any notebook, data, information or other material acquired or compiled by the Consultant in carrying out the terms of this Agreement. Notwithstanding the foregoing, the Consultant shall be free to disclose any results, information, discoveries, inventions or data which has been acquired by Consultant


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outside of this Agreement, except as otherwise agreed in writing between
Company and Consultant. The Consultant further agrees that he will not disseminate and/or publish any research results, information, discoveries, inventions or data conceived or developed in the course of any work sponsored by the Company at any medical institution or any institution of higher learning, without the written approval of the Company. Consultant shall not divulge Company Information to any person unless approved in writing by the Company. Nothing herein will limit or alter the rights and obligations of Consultant and Endoluminal Therapeutics, Inc. under that certain Exclusive License Agreement by and among the Consultant, Endoluminal Therapeutics, Inc. and the Company effective as of January 1, 2000 attached hereto as Exhibit B (the "License Agreement"), and in the event of any conflict between the terms of this Agreement and the terms of the License Agreement, the terms of the License Agreement will control.

         7. PRIMARY EMPLOYER. The Company and the Consultant recognize that the Consultant's primary duty is to his current primary employer, and that such primary employer's policy guidelines and the Consultant's obligations to such primary employer shall govern in the event a conflict arises with this Agreement or his obligations, hereunder. If the Consultant should leave his current primary employer and accept employment with a similar institution, the guidelines of that institution shall govern.

         8.       MISCELLANEOUS.

                  (a) NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered personally or by registered or certified mail, postage prepaid and return receipt requested, as follows (or to such other address as either party designates by notice to the other party in accordance with this Section 8(a)) and shall be deemed to have been given as of the date of personal delivery, or as of the date on the receipt or as of the date returned unclaimed if sent by registered or certified mail, as the case may be:

                    If to the Company:        Focal, Inc.
                                              4 Maguire Road
                                              Lexington, Massachusetts 02421
                                              Attention: Robert J. Depasqua

                    If to Dr. Slepian:        Marvin J. Slepian, M.D.
                                              Endoluminal Therapeutics, Inc.
                                              5001 N. Summit Ridge Road
                                              Tucson, Arizona  85750


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                  (b) NO WAIVER; SEVERABILITY. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any other document or by law. In the event that any provision of this Agreement shall be invalid, illegal or other wise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

                  (c) CHOICE OF LAW. This Agreement shall be deemed to be a contract made under the law of the State of Arizona and for all purposes this Agreement, plus any related or supplemental documents and notices required hereby, shall be interpreted and construed in accordance with and be governed by the law of such state without regard to rules of conflicts of laws.

                  (d) MODIFICATIONS. This Agreement may not be and shall not be deemed or construed to have been modified, amended, rescinded, cancelled or waived, in whole or in part, except by written instruments signed by the parties hereto.

                  (e) COMPLETE AGREEMENT. This Agreement, including Exhibit A attached hereto and made a part hereof, constitutes and expresses the entire agreement and understanding between the parties as to the matters agreed to herein. All previous discussions, promises, representations and understandings between the parties relative to this Agreement, if any, are hereby merged into this document.

                  (f) ASSIGNMENT. This Agreement shall not be assignable by either party hereto. Notwithstanding the foregoing, upon prior written consent to the Consultant, the Company may transfer and assign this Agreement to an entity that succeeds to greater than twenty percent (20%) of its business or assets relating to this Agreement and such party must assume in writing, all obligations and liabilities of the Company under this Agreement. This Agreement shall inure to and be binding upon successors and assigns of a party hereto.

                  (g) NO CONSEQUENTIAL DAMAGES. In no event shall either party be liable for special, incidental or consequential damages arising out of any breach of this Agreement.

                  (h) SUBCONTRACTORS. The Consultant may not subcontract any part or all of the services to be provided without the prior written consent of the Company; however, the Consultant may, at his own expense, use assistants to accomplish the services required by this Agreement.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                        CONSULTANT:



                                        /s/ Marvin J. Slepian
                                        Marvin J. Slepian, M.D.

                                        5001 North Summit Ridge Road
                                        Tucson, AZ  85750


                                        FOCAL, INC.



                                        /s/ Robert J. DePasqua
                                        By:  Robert J. DePasqua
                                        Title:  President and Chief Executive
                                                Officer


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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.
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                        AGREEMENT FOR CONSULTING SERVICES

                                    EXHIBIT A

1.       Description of consulting services: See Attachment #1.

2. Anticipated Number of Days per Month: one (up to 12 days per year as required by the Company).

3. The Consultant shall report to the Company's Vice President of Product Development.

4.       Consideration for services.

                  $[**] per year payable in cash as follows:

                  (a) $[**] directly to the Consultant in monthly installments of $[**] each on the first day of each calendar month, commencing January 1, 2000, and

                  (b) $[**] (which amount shall include any and all overhead charges) directly to the University of Arizona in monthly installments of $[**] each on the first day of each calendar month, commencing January 1, 2000.

         The Company represents to the Consultant that the first two (2) of such installments to each of the Consultant and the University of Arizona were paid by the Company prior to the execution of this Agreement.



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                                  ATTACHMENT #1

1.       Scientific Advisor:

         - Attend advisory meetings at times and places reasonably acceptable to the Consultant in light of his commitment to his primary employer.

         -        Play a key role in the Company's product development effort.

         -        Be available for review of Company research plans.

         - Be available to consult for the Company in the area of physician and patient needs in the clinical application of its products.

2. Attendance at outside meetings as requested by the Company at times and places reasonably acceptable to the Consultant in light of his commitments to his primary employer, including without limitation the following:

         -        Corporate development meetings.

         -        Fund raising meetings.

         -        Regulatory agency meetings.

3.       Recruiting:

         - Play an important role in recommending key employees and medical/scientific advisors to aid the Company's efforts.

         -        As requested by the Company, interview key candidates.

         - As requested by the Company, check references on key candidates.


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                           EXCLUSIVE LICENSE AGREEMENT

                                    EXHIBIT B













                [FILED WITH THE COMMISSION AS A SEPARATE EXHIBIT]